UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2013 (October 29, 2013)

GASTAR EXPLORATION LTD.

GASTAR EXPLORATION USA, INC.

(Exact Name of Registrant as Specified in its Charter)

Alberta, Canada	001-32714	98-0570897
Delaware	001-35211	38-3531640
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 Lamar Street, Suite 650
Houston, Texas		77010
(Address of principal executive offices)		(ZIP Code)

(713) 739-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement

On October 29, 2013, Gastar Exploration Ltd., a corporation subsisting under the Business Corporations Act (Alberta) (the “Company”) and Gastar Exploration USA, Inc., a Delaware corporation and direct subsidiary of the Company (“Gastar USA”), entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Credit Suisse Securities (USA) LLC, MLV & Co. LLC and Sterne, Agee & Leach, Inc., as representatives of the several underwriters named therein (the “Underwriters”). The Underwriting Agreement relates to the sale by Gastar USA of an aggregate of 2,000,000 shares (the “Securities”) of Gastar USA’s 10.75% Series B Cumulative Preferred Stock, par value $0.01 per share and liquidation preference $25.00 per share (the “Series B Preferred Stock”) in an underwritten public offering (the “Offering”). Additionally, Gastar USA granted the Underwriters an option to purchase up to an additional 300,000 shares of Series B Preferred Stock at the public offering price, less the underwriting discount, to cover over-allotments, if any.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and Gastar USA, and customary conditions to closing, indemnification obligations of the parties, including for liabilities under the Securities Act of 1933, and termination provisions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated by reference herein.

The Offering is contemplated by the Underwriting Agreement and is being made pursuant to a registration statement on Form S-3 (File No. 333-174552), including the base prospectus (the “Base Prospectus”), which became effective on June 8, 2011, and a preliminary prospectus supplement and prospectus supplement (each a “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), each as filed with the Securities and Exchange Commission on October 28, 2013 and October 31, 2013, respectively. The Offering was priced at $25.00 per share. Gastar USA will pay cumulative dividends in cash on the shares on a quarterly basis at an annual rate of $2.6875 per share, or 10.75% of the liquidation preference, per year. The net proceeds to the Company from the Offering will be approximately $46.8 million (assuming that the Underwriters do not exercise their over-allotment option), after deducting the underwriting discount and estimated offering expenses. The Company intends to use the net proceeds from the Offering to partially fund an ongoing capital expenditure program, including a portion of the costs associated with the previously disclosed pending acquisition of approximately 24,000 net acres of Mid-Continent oil and gas leasehold interests in the West Edmond Hunton Lime Unit located in Kingfisher, Logan, Oklahoma and Canadian counties, Oklahoma, if such acquisition is completed.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 regarding the Certificate of Designation (as defined below) of the Company is incorporated by reference into this Item 3.03.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 31, 2013 Gastar USA filed a Certificate of Designation of Rights and Preferences (the “Certificate of Designation”) to its Amended and Restated Certificate of Incorporation for the Series B Preferred Stock with the Secretary of State of the State of Delaware with respect to 10,000,000 shares of Series B Preferred Stock. The Series B Preferred Stock ranks senior to Gastar USA’s common stock and on parity with its 8.625% Series A Cumulative Preferred Stock with respect to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up.

Except upon a Change of Ownership or Control (as defined in the Certificate of Designation), the Series B Preferred Stock may not be redeemed before November 15, 2018, at or after which time the Series B Preferred Stock may be redeemed at Gastar USA’s option for $25.00 per share in cash. In the event of a Change of Ownership or Control, the Series B Preferred Stock will be redeemable at the option of Gastar USA (or the acquiring entity) in whole but not in part at $25.00 per share in cash. If Gastar USA does not exercise its option to redeem the Series B Preferred Stock upon a Change of Ownership or Control, the holders of the Series B Preferred Stock have the option to convert the shares of Series B Preferred Stock into up to and aggregate of 11.5207 shares of Gastar USA’s common stock per share of Series B Preferred Stock, subject to certain adjustments. If Gastar USA exercises any of its redemption rights relating to shares of Series B Preferred Stock, the holders of Series B Preferred Stock will not have the conversion right described above with respect to the shares of Series B Preferred Stock called for redemption. Notwithstanding any of the foregoing, if a Change of Ownership or Control occurs prior to the consummation of the Reorganization Transactions (as defined in the Certificate of Designation), (i) the holders of Series B Preferred Stock shall not have the conversion right described above and (ii) the dividend rate shall increase to 12.75%. In certain other circumstances, described more fully in the Certificate of Designation, the dividend rate will increase to the 12.75%.

There is no mandatory redemption of the Series B Preferred Stock.

Holders of the Series B Preferred Stock will have no voting rights except for limited voting rights if Gastar USA fails to pay dividends for four or more quarterly periods (whether or not consecutive) and in certain other limited circumstances or as required by law. See the Certificate of Designation for additional information relating to the payment of dividends, voting rights, the ranking of the Series B Preferred Stock in comparison with Gastar USA’s other securities, and other matters.

SECTION 7 – REGULATION FD

Item 7.01. Regulation FD Disclosure.

On October 29, 2013, the Company issued a press release announcing pricing of a public offering of shares of Gastar USA’s 10.75% Series B Preferred Stock. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On November 1, 2013, the Company issued a press release announcing the partial exercise by the underwriters of their option to purchase additional Series B Preferred Stock. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached Exhibit 99.1 and Exhibit 99.2 is deemed to be “furnished” solely pursuant to Item 7.01 of this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information or the Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Document

1.1	Underwriting Agreement, dated October 29, 2013, by and among Gastar Exploration Ltd., Gastar Exploration USA, Inc., Barclays Capital Inc., Credit Suisse Securities (USA) LLC, MLV & Co. LLC and Sterne, Agee & Leach, Inc.

3.1	Certificate of Designation of Rights and Preferences of 10.75% Series B Cumulative Preferred Stock (incorporated herein by reference to Exhibit 3.4 of Gastar USA’s Form 8A filed on November 1, 2013).

99.1	Press release dated October 29, 2013.

99.2	Press release dated November 1, 2013.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2013	GASTAR EXPLORATION LTD.

	By:	/s/ J. Russell Porter
J. Russell Porter
President and Chief Executive Officer

GASTAR EXPLORATION USA, INC.

	By:	/s/ J. Russell Porter
J. Russell Porter
President

EXHIBIT LIST

Exhibit No.	Description of Document

1.1	Underwriting Agreement, dated October 29, 2013, by and among Gastar Exploration Ltd., Gastar Exploration USA, Inc., Barclays Capital Inc., Credit Suisse Securities (USA) LLC, MLV & Co. LLC and Sterne, Agee & Leach, Inc.

3.1	Certificate of Designation of Rights and Preferences of 10.75% Series B Cumulative Preferred Stock (incorporated herein by reference to Exhibit 3.4 of Gastar USA’s Form 8A filed on November 1, 2013).

99.1	Press release dated October 29, 2013.

99.2	Press release dated November 1, 2013.